                                                                    EXHIBIT 10.4

                             AGREEMENT OF SUBLEASE

                                    Between

                        BUDGET RENT A CAR CORPORATION,
                                            Sublandlord

                                      And

                          DIVINE INTERVENTURES, INC.
                                         Subtenant


                            Dated: August 25, 1999

                               TABLE OF CONTENTS

Section                                                                                                   Page
-------                                                                                                   ----
   1  Sublease of Leased Premises.......................................................................    1
   2  Term..............................................................................................    2
   3  Base Rent.........................................................................................    3
   4  Additional Rent...................................................................................    3
   5  Security..........................................................................................    3
   6  Furniture and Fixtures............................................................................    4
   7  Subtenant Improvement Allowance...................................................................    4
   8  Right of First Offer..............................................................................    4
   9  Parking...........................................................................................    5
  10  Signage...........................................................................................    5
  11  Electricity.......................................................................................    5
  12  Use...............................................................................................    5
  13  Liability and Insurance...........................................................................    6
  14  Fire or Casualty..................................................................................    7
  15  Assignment........................................................................................    7
  16  Repairs...........................................................................................    7
  17  Surrender of Possession...........................................................................    7
  18  Captions..........................................................................................    8
  19  Notices...........................................................................................    8
  20  Severability/Separability.........................................................................    8
  21  Binding Effect....................................................................................    8
  22  Entire Agreement..................................................................................    8
  23  Attorneys' Fees...................................................................................    8
  24  Prime Lease.......................................................................................    9
  25  Prime Landlord's Consent..........................................................................    9
  26  Quiet Enjoyment...................................................................................    9
  27  Defaults and Remedies; Interest on Late Payments..................................................    9
  28  Utilities and Services............................................................................   10
  29  Subtenant's Obligations and Sublandlord's Right to Perform Subtenant's Obligations................   10
  30  Subtenant Not to Cause Default....................................................................   11
  31  Waiver............................................................................................   11
  32  Arbitration.......................................................................................   11
  33  Authority to Bind Parties.........................................................................   11
  34  Brokers...........................................................................................   11
  35  Rights Cumulative.................................................................................   11
  36  Governing Law.....................................................................................   11
  37  Full Negotiation..................................................................................   11
  38  Changes in Writing................................................................................   11
  39  Partial Payment...................................................................................   12
  40  Partial Invalidity................................................................................   12
  41  No Offer..........................................................................................   12
  42  Prime Lease Conditions............................................................................   12

     Exhibits
     --------

        A      Prime Lease
        B      Floor Plan
        C      Irrevocable Letter of Credit
        D      Bill of Sale
        E      Master Landlord Non-Disturbance, Recognition, Estoppel and
               Attornment Agreement
        F      Schedule of Occupancy and Space for Data Center

                                   SUBLEASE

This Sublease is entered into as of this 25th day of August, 1999, by and between Budget Rent A Car Corporation, a Delaware corporation ("Sublandlord"), and Divine Interventures, Inc., a Delaware corporation" ("Subtenant").


                             W I T N E S S E T H:

WHEREAS, the following facts are true:

A. By Lease Agreement Dated __________, 1991, which commenced January 1, 1992 ("Prime Lease"), Sublandlord leased approximately 160,488 rentable square feet of office space ("Leased Premises") located at 4225 Naperville Road, Lisle, Illinois 60532 (the "Building") from Dugan/Office, L.L.C., an Indiana limited liability company ("Master Landlord"). A copy of the Prime Lease is attached hereto as Exhibit "A".
                                 -----------

B. Sublandlord and Subtenant now desire to enter into a sublease whereby Subtenant will lease a portion of the Leased Premises consisting of approximately 25,000 square feet of office space located on the fourth (4/th/) floor of the Building and approximately 2,500 square feet of Data Center space located on the seventh (7/th/) floor of the Building (which Data Center space shall be delivered to Subtenant in phases in the manner set forth on the Schedule of Occupancy and Space for the Data Center attached to this Sublease as Exhibit "F" (the "Data Center Schedule")) for
                                  -----------
     a total of approximately 27,500 square feet ("Subleased Premises"), as shown on the floor plan attached to this Sublease as Exhibit "B" and
                                                          -----------
     Exhibit "F", upon and subject to the terms, covenants and conditions herein
     -----------
     contained.

NOW THEREFORE, the parties hereto agree as follows:

1.   Sublease of Leased Premises
     ---------------------------

     Effective as of the commencement of the term of this Sublease as set forth in paragraph 2 of this Sublease (with the exception of the Data Center space which shall be leased by Subtenant effective upon Sublandlord's delivery of same as more particularly set forth hereinbelow), Sublandlord hereby subleases to Subtenant, and Subtenant hereby hires and subleases from Sublandlord, on the terms, covenants and conditions hereinafter provided, the Subleased Premises consisting of all that office space and improvements, and Data Center as shown on Exhibit "B" and Exhibit "F".
                                               -----------     -----------
     Subtenant accepts the Subleased Premises in their current "as-is" condition and acknowledges that, except as may be otherwise expressly set forth herein, Sublandlord has made no representation or warranty of any kind, express or implied, with respect to the Subleased Premises or the condition thereof or the use or occupation that may be made thereof and that the Sublandlord shall in no event whatsoever be liable for any latent or patent defects therein. Notwithstanding the foregoing, Sublandlord shall, subject to the conditions and limitations set forth in the Prime Lease, cause the Subleased Premises to be demised from the balance of the fourth (4/th/) floor and from the remainder of the Data Center on the seventh (7/th/) floor and made independently functional for Subtenant's use, at Sublandlord's expense, with such work to be performed in a manner and to the extent reasonably satisfactory to Subtenant; provided, however, as to the work to be performed on the Data Center, such work shall include, without limitation, any and all work necessary to cause the Data Center to function for Subtenant in a manner consistent with the standards currently being provided to Sublandlord (which shall include, but not be limited to, supplementary HVAC, electric power and fire suppression for separately demised portions of the Data Center). The final square footage of the Subleased Premises is subject to final measurement by Sublandlord's architect which is the rentable square footage the Base Rent and Additional Rent (as hereinafter defined) will be paid on.

     2.   Term; Delivery
          --------------

     The term of this Sublease shall commence upon Sublandlord's tender of possession to Subtenant of all of the Subleased Premises to be demised by Subtenant hereunder (except for the Data Center space which shall not be leased by Subtenant until Sublandlord delivers same to Subtenant and such phasing of delivery shall not affect the commencement of the term of this Sublease as to the remainder of the Subleased Premises) in the condition required pursuant to this Sublease, free of all tenancies except for the Prime Lease, and shall continue until December 31, 2006, which date Sublandlord hereby represents and warrants is coterminous with the expiration of the current term of the Prime Lease. Notwithstanding the foregoing, Base Rent and all Additional Rent shall commence to be due and payable three (3) weeks following the commencement of the term of this Sublease. Subtenant's obligation to pay Base Rent and Additional Rent on such portions of the Data Center space as are delivered to Subtenant by Sublandlord shall commence immediately following such delivery, and shall be subject to any abatement in effect at that time. Sublandlord and Subtenant hereby acknowledge and agree that in no event shall the term of this Sublease commence unless and until Sublandlord tenders possession of all of the Subleased Premises and not a portion thereof; provided, as set forth hereinabove, the foregoing limitation shall not be applicable to the phase in of the delivery of the Data Center space.

     In addition to the foregoing, in the event Sublandlord fails to deliver possession of the entire Subleased Premises (other than the Data Center space as set forth hereinabove) on or prior to August 27, 1999 for any reason whatsoever, including, without limitation, force majeure, then from and after said date Subtenant shall be entitled to free rent under this Sublease in the amount of two (2) days of such free rent for each day following such August 27, 1999 date until Sublandlord tenders possession of the Subleased Premises (other than the Data Center space) to Subtenant in the condition required under this Sublease, such free rent to apply to any and all rent due and owing under this Sublease following the expiration of any other credits, abatements and/or allowances. Further, in the event Sublandlord fails to tender possession of that portion of the Subleased Premises identified on the floor plan attached to this Sublease as Exhibit
                                                                        -------
     "B" as the "Minimum Required Space" on or prior to August 27, 1999, then in
     ---
     addition to any and all remedies available to Subtenant at law or in equity, Subtenant shall be entitled to terminate this Sublease upon written notice to Sublandlord, or Subtenant may continue to accrue additional free rent as set forth hereinabove.

     Further, Sublandlord and Subtenant acknowledge and agree that attached to this Sublease as Exhibit "F" is the Data Center Schedule which represents
                      -----------
     the dates upon which Sublandlord has committed to deliver portions of the Data Center space to Subtenant as more particularly set forth therein. In connection therewith, in the event Sublandlord fails to tender possession of any portion of the Data Center space in the condition required by this Sublease on or prior to the date Sublandlord committed to tender possession of such portion of the Data Center space to Subtenant as set forth in the Data Center Schedule, then with respect to such portion of the Data Center space for which possession has not been tendered to Subtenant in the condition required by this Sublease, Subtenant shall be entitled to accrue free rent under this Sublease (which free rent shall only relate to the Base Rent and Additional Rent that would otherwise be payable on such portion of the Data Center space which is not so delivered to Subtenant) in the amount of two (2) days of such free rent for each day following the committed date of delivery of such space until Sublandlord tenders possession of such portion of the Data Center space to Subtenant in the condition required under this Sublease, such free rent to apply to any and all rent due and owing under this Sublease following the expiration of any other credits, abatements and/or allowances.

3.   Base Rent
     ---------

     Following the expiration of any period of abatement, credit or allowances due under this Sublease, Subtenant shall pay to Sublandlord, without notice or demand and without abatement, deduction, counterclaim or setoff except as may be expressly set forth in this Sublease or permitted by virtue of the Prime Lease, a fixed annual rent (the "Base Rent"), payable in equal monthly installments on the first day of each month as follows:


                    -----------------------------------
                         Year           Rate Per RSF
                    -----------------------------------
                           1                $18.50
                    -----------------------------------
                           2                $19.06
                    -----------------------------------
                           3                $19.63
                    -----------------------------------
                           4                $20.22
                    -----------------------------------
                           5                $20.82
                    -----------------------------------
                           6                $21.45
                    -----------------------------------
                           7                $22.09
                    -----------------------------------
                           8                $22.75
                      (partial year)
                    -----------------------------------

     Notwithstanding the foregoing, all rent due under this Sublease shall abate in the following manner: (i) for the first three (3) months following the commencement of the term of this Sublease in which rent is due (i.e., after the expiration of the initial three (3) week abatement period set forth in Paragraph 2 of this Sublease) all rent due hereunder shall abate, (ii) for the fourth (4/th/) through ninth (9/th/) months, inclusive, of the term in which rent is due Subtenant shall receive an abatement of rent equal to sixty-eight percent (68%) of the rent due under this Sublease, and (iii) for the tenth (10/th/) through twelfth (12/th/) months, inclusive, of the term in which rent is due, Subtenant shall receive an abatement of rent equal to fifty-two percent (52%) of the rent due hereunder. Following the expiration of the twelfth (12/th/) month of the term of this Sublease in which such rent is payable, Subtenant shall not receive an abatement of rent in connection with the foregoing provisions of this Paragraph 3; provided, however, the foregoing shall not waive, limit or restrict any other abatement or credit of rent due hereunder due to any other concession granted to Subtenant hereunder or pursuant to any other provision of this Sublease.

4.   Additional Rent
     ---------------

     Subtenant shall pay, as additional rent ("Additional Rent"), its Proportionate Share (hereinafter defined) of Taxes paid by Sublandlord, together with its Proportionate Share of actual Operating Expenses paid by Sublandlord as those terms are defined in the Prime Lease. Subtenant's Proportionate Share is 17.135% (160,488 / 27,500) as potentially adjusted after final space measurement.

5.   Security
     --------

     Subtenant upon execution and delivery of this Sublease will cause its bank to issue to Sublandlord an irrevocable letter of credit substantially in the form attached hereto as Exhibit "C", in a sum equivalent to
                                 -----------
     $442,865.00. If Subtenant shall not be in monetary default or material non-monetary default beyond applicable notice and cure periods at the expiration of the second (2/nd/) full calendar year of the term of this Sublease, the letter of credit, or any unapplied balance thereof, shall be returned to Subtenant and upon returning the letter of credit to Sublandlord, Subtenant will deposit with Sublandlord a cash security deposit equal to one months gross rent at Subtenant's then escalated gross rental rate.

6.   Furniture and Fixtures
     ----------------------

     Subtenant shall for $10.00 and other consideration, the receipt and sufficiency Sublandlord hereby acknowledges, purchase the furniture systems and phone systems currently in place at the Subleased Premises, as described on the attached Exhibit "D", Bill of Sale. In connection with the
                               -----------
     foregoing, Sublandlord hereby represents and warrants that none of the items to be conveyed by Sublandlord to Subtenant pursuant to said Bill of Sale are encumbered by any lien or other security interest and Sublandlord owns said items free and clear of any other interest whatsoever. In the event the foregoing representation and warranty is not true, then in addition to any and all other remedies available to Subtenant at law or in equity, Subtenant shall be permitted to discharge any said liens or security interests without inquiring as to the validity thereof and any and all costs and expenses, including reasonable attorneys' fees and court costs, incurred by Subtenant in so discharging said liens or security interests shall be offset against the next installment or installments of rent due under this Sublease and if no such further installments of rent are due hereunder then Sublandlord shall reimburse said amounts to Subtenant within thirty (30) days of Subtenant's written demand therefor. The foregoing provision shall survive the expiration of this Sublease or earlier termination hereof.

7.   Subtenant Improvement Allowance
     -------------------------------

     Sublandlord will provide to Subtenant a tenant improvement allowance equal to $11.00 per rentable square foot times the final determined rentable square footage of the Subleased Premises. Subtenant shall be responsible to obtain any and all approvals required by the Prime Lease prior to Subtenant's commencement of any work which requires such approvals; provided, however Sublandlord and Subtenant acknowledge and agree that it shall be reasonable for Master Landlord to require Subtenant to provide to Master Landlord lien waivers in connection with any such work as a condition to Master Landlord's consent to same. The tenant improvement allowance may be utilized for space planning, working drawings, construction, furniture, fixtures and equipment, telecommunications and data and any other expenditures related to Subtenant's physical occupancy of the Subleased Premises. Any unused portion of the allowance up to $2.00 per rentable square foot will be credited against Subtenant's Base Rent next becoming due hereunder.

     Sublandlord will pay the tenant improvement allowance to Subtenant within thirty (30) days of submittal by Subtenant of receipts for items covered by such allowance. In the event Sublandlord fails to pay such tenant improvement allowance within the time frames set forth hereinabove Subtenant shall thereafter be entitled to offset against the rent due hereunder such amounts which have not been paid by Sublandlord hereunder on a timely basis.

8.   Right of First Offer
     --------------------

     Sublandlord will provide Subtenant with a Right of First Offer ("ROFO") on the approximately 25,000 square feet on the south half of the 5/th/ floor of the Building. The ROFO will be triggered by a bona fide prospect's Request for Proposal. Upon receipt of Sublandlord's notice, Subtenant shall have fifteen (15) business days to respond if it wants to sublease the space. The rental rate for the space shall be Subtenant's then escalated Base Rent plus Additional Rent. The concession package (which concession package shall include, but not be limited to, construction allowances and parking spaces) will be adjusted proportionately, but shall not include the furniture systems and equipment located therein. The rent credit shall be equal to that being provided Subtenant, if any, at the time of occupancy of the ROFO space. If the occupancy date is beyond the first year of the sublease term there will be no rent credit.

     In the event Subtenant does not exercise its ROFO and the bona fide prospect does not sublease the space within six (6) months, Subtenant's ROFO will be renewed and the provisions and rights contained herein shall again apply to Subtenant.

9.   Parking
     -------

     Sublandlord will provide Subtenant, at no cost to Subtenant or its officers, agents, employees or invitees, with six (6) reserved parking spaces in the Building's heated garage. If Subtenant expands its sublease to 50,000 square feet it will receive an additional four (4) reserved parking spaces in the heated garage.

10.  Signage
     -------

     If Subtenant takes approximately 50,000 square feet of the Leased Premises it will receive the right, at its own cost and expense, to replace Sublandlord on the Building's monument sign subject to approval by the Master Landlord. In addition, if Subtenant takes 75,000 square feet of the Leased Premises it will receive the right, at its own cost and expense, to replace Sublandlord on all of the exterior signage on the Building permitted Sublandlord under the Prime Lease, subject to approval by the Master Landlord of same. In connection therewith, in the event Subtenant is entitled to replace Sublandlord on either the Building's monument sign or the exterior building signage, as the case may be, in any of such events Sublandlord shall, at Subtenant's sole, but reasonable, cost and expense, remove its existing signage to permit Subtenant to install Subtenant's signage thereon and Sublandlord shall, at Sublandlord's sole cost and expense except as set forth herein, further repair any damage caused to the monument sign or the Building caused by such removal and to cause such areas upon which Subtenant's signage will be installed to be in good condition and repair in order to permit Subtenant to install its signage thereon; provided, however, after Sublandlord has completed the repair obligations, if any, as set forth herein, Subtenant shall reimburse to Sublandlord one half (1/2) of the reasonable actual out-of-pocket costs and expenses incurred by Sublandlord in so making such repairs, such amounts to be payable by Subtenant to Sublandlord within thirty (30) days of an invoice therefor (with such reasonable supporting documentation as necessary to confirm the costs evidenced as payable by Sublandlord), such amounts to be considered as Additional Rent due hereunder.

11.  Electricity
     -----------

     The fourth floor portion of the Subleased Premises is currently separately metered and Subtenant will be responsible for cost of the electricity necessary to run the Subleased Premises, payable directly to the utility company.

     For the Data Center, the electrical will be billed to Subtenant by Sublandlord on a proportionate basis, such portion to be equal to a fraction, the numerator of which is such portion of the Data Center demised by Subtenant hereunder and the denominator of which is the total leasable floor area of the Data Center. Notwithstanding the foregoing, any and all costs billed by Sublandlord to Subtenant hereunder shall be Sublandlord's actual out-of-pocket costs with no markup or overhead.

12.  Use
     ---

     The Subleased Premises shall be used for general office purposes only. Subtenant shall not use or occupy the Subleased Premises or permit its employees or agents to use or occupy the Subleased Premises for any purpose, act or thing which is in violation of the Prime Lease or any public law, ordinance or governmental regulation or may invalidate any policy of insurance carried on the Building or the Subleased Premises. Subtenant shall not do or permit its employees or agents to do anything upon the Subleased Premises which in any way may constitute waste, create a nuisance, disturb the occupants of the Building or of neighboring property or injure the reputation of the Building or Sublandlord.

13.  Liability and Insurance
     -----------------------

     Subtenant agrees that Sublandlord, Master Landlord and its officers, employees and agents, shall not be liable to Subtenant for, and Subtenant hereby releases said parties from, any personal injury or damage to or loss of personal property in or about the Subleased Premises or the Building from any cause whatsoever, other than intentional or negligent conduct by Master Landlord or Sublandlord, or their respective officers, contractors, employees or agents, as the case may be.

     Subtenant shall defend, indemnify and save harmless Sublandlord and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Sublandlord and/or its agents by reason of any of the following which shall occur during the Sublease term:

     a. any work or act done in, on or about the Subleased Premises or any part thereof at the direction of Subtenant, its agents, contractors, subcontractors, servants, employees, licensees or invitees, except if such work or act is done or performed by Sublandlord or its agents, contractors or employees;

     b. any negligence or other wrongful act or omission on the part of Subtenant or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

     c. any accident, injury or damage to any person or property occurring in, on or about the Subleased Premises or any part thereof, unless caused by the negligence of Sublandlord, its employees or agents; and

     d. any failure on the part of Subtenant to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Sublease on its part to be performed or complied with.

     Subtenant shall at all times during the period in which it has any occupancy rights in the Subleased Premises, maintain in full force and effect comprehensive public liability insurance, naming Sublandlord and Master Landlord as additional insureds, covering injury to persons in amounts at least equal to $2,000,000 for any occurrence involving one person, $5,000,000 involving two or more persons, per occurrence, and damage to property of at least $1,000,000, occurring in or about the Subleased Premises, and also covering the indemnity set forth above. All such policies of insurance shall comply with the terms and conditions of the Prime Lease, which is incorporated herein by reference.

     Sublandlord shall defend, indemnify and save harmless Subtenant and its agents and employees against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Subtenant and/or its agents by reason of any of the following which shall occur during the Sublease term:

     a. any work or act done in, on or about the Subleased Premises or any part thereof at the direction of Sublandlord, its agents, contractors, subcontractors, servants, employees, licensees or invitees, except if such work or act is done or performed by Subtenant or its agents, contractors or employees;

     b. any negligence or other wrongful act or omission on the part of Sublandlord or any of its agents, contractors, subcontractors, servants, employees, subtenants, licensees or invitees;

     c. any accident, injury or damage to any person or property occurring in, on or about the Subleased Premises or any part thereof, unless caused by the negligence of Subtenant, its employees or agents; and

     d. any failure on the part of Sublandlord to perform or comply with any of the covenants, agreements, terms, provisions, conditions or limitations contained in this Sublease on its part to be performed or complied with.

     Sublandlord shall at all times during the period in which it has any occupancy rights in the Leased Premises, maintain in full force and effect comprehensive public liability insurance, naming Subtenant as an additional insured, covering injury to persons in amounts at least equal to $2,000,000 for any occurrence involving one person, $5,000,000 involving two or more persons, per occurrence, and damage to property of at least $1,000,000, occurring in or about the Leased Premises, and also covering the indemnity set forth above. All such policies of insurance shall comply with the terms and conditions of the Prime Lease, which is incorporated herein by reference.

14.  Fire or Casualty
     ----------------

     The terms of the Prime Lease shall control and prevail.

15.  Assignment
     ----------

     The terms of the Prime Lease shall control and prevail.

16.  Repairs
     -------

     Subtenant shall, at Subtenant's sole cost and expense, keep the interior nonstructural portions of the Subleased Premises and all systems therein in good order, repair and condition at all times during the Sublease term, and Subtenant shall promptly and adequately repair all damage to the interior nonstructural portions of the Subleased Premises occurring during the Sublease term and replace or repair all damaged or broken fixtures and appurtenances, as well as all operating equipment, facilities and systems, to the extent such damage occurs during the Sublease term, all with reasonable dispatch, and in a good and workmanlike manner; provided, however, in no event shall Subtenant be required to make any repairs otherwise required of Subtenant hereunder which are the responsibility of Master Landlord under the Prime Lease or which are otherwise required by the negligence or willful misconduct of Sublandlord or its agents, contractors, employees or agents. If Subtenant does not do so, Sublandlord may, but need not, make such repairs and replacements, after giving Subtenant reasonable prior written notice (which prior written notice shall in no event be less than thirty (30) days or such longer period of time as reasonably necessary to cure such default so long as Subtenant commences to cure such default within such thirty (30) day period and diligently pursues the cure thereafter), and Subtenant shall pay to Sublandlord the reasonable cost thereof within thirty (30) days after being billed for the same. Subtenant shall be liable for, and Subtenant shall repair any damage to the Building, including the structural and exterior (including the roof) portions thereof, caused by Subtenant, its agents, contractors or employees, reasonable wear and tear excepted.

17.  Surrender of Possession
     -----------------------

     Upon expiration of the Sublease term or upon the termination of Subtenant's right of possession, whether by lapse of time or as otherwise herein provided, Subtenant shall forthwith surrender the Subleased Premises to Sublandlord in good order, repair and condition, broom clean, ordinary wear and tear and damage by casualty or condemnation excepted. Subtenant agrees that TIME SHALL BE OF THE ESSENCE with respect to Subtenant's obligations to surrender possession of the Subleased Premises to Sublandlord upon the termination of the term of this Sublease, and further agrees that in the event that Subtenant does not promptly surrender possession of the Subleased Premises to Sublandlord upon such termination, Sublandlord, in addition to any other rights and remedies

     Sublandlord may have against Subtenant for such holding over, shall be entitled to the same rights and remedies as provided to Master Landlord under Article 23 of the Prime Lease and Subtenant shall be entitled to the same benefits as provided to Sublandlord thereunder; provided, however, Sublandlord hereby covenants and agrees that in the event Subtenant elects to remain in possession of the Subleased Premises for the Holdover Period (as defined in the Prime Lease) then Sublandlord shall provide to Master Landlord such notice as required under the Prime Lease to effectuate the right of Subtenant to remain in the Subleased Premises for such Holdover Period.

18.  Captions
     --------

     The captions in this Sublease are inserted only as a matter of convenience and for reference and they in no way define, limit or describe the scope of this Sublease or the intent of any provision hereof.

19.  Notices
     -------

     Where notice is required hereunder, such notice will be deemed given if sent to Sublandlord by certified mail, return receipt requested, postage prepaid at the address specified above, and to Subtenant at the Subleased Premises, by certified mail, return receipt requested, postage prepaid. Subtenant shall not bring any action or proceeding against Sublandlord without first having actually served Sublandlord with a copy of the summons, complaint, or other appropriate papers at the Leased Premises, with a copy to Peter Wemple, Vice President, Budget Rent A Car Corporation, 4225 Naperville Road, Lisle, Illinois, 60525.

20.  Severability/Separability
     -------------------------

     Any provision of this Sublease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provisions hereof and such other provisions shall remain in full force and effect.

21.  Binding Effect
     --------------

     The covenants, conditions, warranties and agreements contained in this Sublease shall bind and inure to the benefit of Sublandlord and Subtenant and their respective heirs, distributees, executors, administrators, successors and assigns.

22.  Entire Agreement
     ----------------

     This Sublease, with the Exhibits annexed hereto, contains the entire agreement between Sublandlord and Subtenant and incorporates all prior and contemporaneous agreements, understandings, warranties, representations and covenants. Any executory agreement hereafter made between Sublandlord and Subtenant shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Sublease, in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, waiver, release, discharge, termination or the effecting of the abandonment is sought.

23.  Attorneys' Fees
     ---------------

     If any lawsuit, reference, mediation or arbitration is commenced which arises out of or relates to this Sublease, the prevailing party shall be entitled to recover from each other party such sums as the court, referee, mediator or arbitrator may adjudge to be reasonable attorneys' fees in the action, reference, mediation or arbitration, including the allocated costs for the services of in-house counsel, in addition to costs and expenses otherwise allowed by law.

24. Prime Lease
    -----------

    This Sublease is subject and subordinate to the Prime Lease, which is herewith incorporated by this reference into this Sublease as if fully set forth herein. Except as may be inconsistent with the terms hereof, all the terms, covenants and conditions in the Prime Lease shall be applicable to this Sublease with the same force and effect as if Sublandlord were the landlord under the Prime Lease and Subtenant were the tenant thereunder. Sublandlord hereby represents and warrants that as of the date of this Sublease the Prime Lease is in full force and effect and that neither the Master Landlord nor the Sublandlord are in default thereunder nor has any event occurred which with the passage of time or the giving of notice, or both, would constitute a default by either party under the Prime Lease. Sublandlord agrees not to enter into any amendment, modification, supplement or other agreement relating to the Prime Lease which would materially and adversely increase Subtenant's obligations hereunder or materially and adversely decrease Subtenant's rights hereunder. Sublandlord shall not knowingly do anything or knowingly permit its employees, agents or contractors to do anything which results in a default of the Prime Lease or permits the Prime Lease to be cancelled or terminated. In the event Sublandlord shall default in its obligations under the Prime Lease which will have a material and adverse impact upon Subtenant's rights pursuant to this Sublease, Subtenant shall have the right, but not the obligation, upon not less than ten (10) business days prior written notice and opportunity to cure to Sublandlord, to cure such default by tendering performance of same to Master Landlord and the costs and expenses incurred by Subtenant in connection therewith shall be offset against the next installment or installments of rent due under this Sublease. Sublandlord agrees to provide to Subtenant copies of any and all notices (a) sent by Sublandlord to Master Landlord, and/or (b) received by Sublandlord with respect to the Prime Lease promptly upon Sublandlord's delivering or receipt of same, as the case may be. With respect to any obligations to be performed by Master Landlord under the Prime Lease, Sublandlord shall request same from Master Landlord, upon written request from Subtenant, and use reasonable efforts to obtain performance under the Prime Lease with respect to such obligations from Master Landlord and Sublandlord shall exercise due diligence in connection with obtaining such performance.

25. Prime Landlord's Consent
    ------------------------

    This Sublease is conditioned upon Sublandlord's obtaining the Prime Landlord's written consent to this Sublease in the form of the Master Landlord Non-Disturbance, Recognition, Estoppel and Attornement Agreement attached to this Sublease as Exhibit "E". If such consent is refused or if
                                 -----------
    the same is not obtained, in writing, within ten (10) days of the full execution of this Sublease, this Sublease shall be null and void, of no force or effect and all sums that Subtenant shall have paid or delivered hereunder to Sublandlord shall be promptly returned to Subtenant.

26. Quiet Enjoyment
    ---------------

    Upon Subtenant paying the rent and observing and performing the terms, covenants and conditions on its part to be observed and performed under this Sublease, Subtenant shall have quiet and peaceful enjoyment and possession of the Subleased Premises during the Sublease term.

27. Defaults and Remedies: Interest on Late Payments
    ------------------------------------------------

    If default shall be made in the payment of any installment of Base Rent or any other sum required to be paid by Subtenant under this Sublease and such default shall continue for ten (10) days after written notice to Subtenant, or if default shall be made in the observance or performance of any other covenants or conditions in this Sublease or the Prime Lease which Subtenant is required to observe and perform and such default shall continue for thirty (30) days after written notice to Subtenant, or if such default cannot be cured within such thirty (30) day period and Subtenant shall not have commenced and be diligently attempting to cure such default, or if a default involves a hazardous condition and is not cured by Subtenant within three (3) days after written notice to Subtenant, or, if such default cannot be cured within such three
    (3) day period and Subtenant shall not have commenced and be diligently attempting to cure such default, then Sublandlord may treat the occurrence of any one or more of the foregoing events as a breach of this Sublease, and thereupon may, with or without notice or demand of any kind to Subtenant or any other person, have the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein. Sublandlord may terminate this Sublease and the Sublease term created hereby, in which event Sublandlord may forthwith repossess the Subleased Premises and be entitled to recover forthwith, in addition to any other sums owing to Sublandlord from or damages caused by Subtenant, as damages a sum of money equal to the worth, discounted at the rate of the Prime Rate in effect at the time of Sublandlord's termination, of the excess, if any, of the amount of Base Rent and all other sums to be paid by Subtenant under this Sublease throughout the balance of the Sublease term in effect at the time of termination (as if not terminated by Sublandlord because of Subtenant's default) over the then fair market rental value of the Subleased Premises for the same period. Should the fair market rental value of the Subleased Premises for the balance of the Sublease term exceed the value of the Base Rent and Additional Rent provided to be paid by Subtenant for the balance of the Sublease term, Sublandlord shall have no obligation to pay to Subtenant the excess or any part thereof.

    All monetary obligations and/or installments of Base Rent or Additional Rent not paid when due and payable shall bear interest at the lesser of (a) the rate of ten percent (10%) or (b) the maximum interest rate permitted by law, from the date due until paid. In addition, following the first instance in any twelve (12) consecutive month period of failure by Subtenant to pay any installment of rent due hereunder within ten (10) days following the date same is due, Subtenant shall pay to Sublandlord if Subtenant fails to pay any installment of rent within ten (10) days of the date same is due, five percent (5%) of the overdue amount as a late charge. Sublandlord's acceptance of any late charge or interest shall not constitute a waiver of Subtenant's default with respect to the overdue amount nor prevent Sublandlord from exercising any of the other rights and remedies available to Sublandlord under this Sublease or any law now or hereafter in effect.

28. Utilities and Services
    ----------------------

    Subtenant shall be entitled to all of the services and rights to which Sublandlord is entitled under the Prime Lease; provided, however, that Sublandlord shall have no liability or responsibility should Master Landlord not provide any of the services required under the Prime Lease, and Subtenant's responsibility to pay Base Rent under this Sublease shall not be affected in any way unless Sublandlord is excused from paying rent under the Prime Lease; and further provided, however, that Sublandlord shall cause the Subleased Premises to be submetered for electricity at Sublandlord's expense, and Subtenant shall pay electricity costs directly to the utility company.

29. Subtenant's Obligations and Sublandlord's Right to Perform Subtenant's
    ----------------------------------------------------------------------
    Obligations
    -----------

    Subject to the terms of this Sublease and so long as the foregoing is consistent with the terms of this Sublease, Subtenant, solely with respect to the Subleased Premises, will duly and faithfully observe all the applicable terms and restrictions and perform all the applicable obligations imposed on Sublandlord as tenant under the Prime Lease; provided, however, in no event shall Subtenant be obligated to perform any monetary obligation imposed on Sublandlord, as tenant, under the Prime Lease. Sublandlord shall, after reasonable prior written notice and opportunity to cure to Subtenant (which shall in no event be less than thirty (30) days), have the right (but not the obligation) to take any and all applicable actions required to be taken by Subtenant pursuant to the provisions hereof or the Prime Lease, but not timely taken by Subtenant, which may be necessary to prevent a default under or to assure complete compliance with the terms of this Sublease or the Prime Lease. All reasonable costs and expenses reasonably incurred by Sublandlord, including, but not limited to, counsel fees, for any actions taken pursuant to this Article 29 shall be payable by Subtenant, as Additional Rent, within thirty (30) days after delivery of a statement of any such costs to Subtenant.

30. Subtenant Not to Cause Default
    ------------------------------

    Subtenant shall neither do nor knowingly permit anything to be done by its agents, contractors or employees which would cause the Prime Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Master Landlord under the Prime Lease.

31. Waiver
    ------

    Failure of either party to insist upon the strict performance of any of the terms or conditions herein shall not constitute a waiver of such party's rights to thereafter enforce such terms and conditions.

32. Arbitration
    -----------

    Intentionally deleted.

33. Authority to Bind Parties
    -------------------------

    The individuals signing this Sublease on behalf of Sublandlord and Subtenant hereby represent and warrant that they are empowered and duly authorized to bind the respective parties to this Sublease.

34. Brokers
    -------

    Subtenant and Sublandlord each hereby to the other, covenant, warrant, and represent that it has not dealt with any broker in connection with this Sublease other than Colliers, Bennett & Kahnweiler and Julien J. Studley, Inc. (the "Brokers"), and Sublandlord agrees to pay the commission of the Broker in accordance with a separate agreement. The parties agree to indemnify and hold each other harmless from any and all liability, damage, costs, expenses and fees (including attorneys' fees) which either may incur or be required to pay as a result of the other's dealings with any other broker.

35. Rights Cumulative
    -----------------

    All rights and remedies of Sublandlord under this Sublease shall be cumulative, and none shall exclude any other rights and remedies allowed by law.

36. Governing Law
    -------------

    This Sublease shall be governed by and construed in accordance with the laws of the State of Illinois.

37. Full Negotiation
    ----------------

    This Sublease, although drafted by Sublandlord, is the result of extensive negotiations between Sublandlord and Subtenant and their respective counsel and, therefore, shall be interpreted and construed only by the contents hereof, and there shall be no presumption or standard of construction in favor of or against either Sublandlord or Subtenant.

38. Changes in Writing
    ------------------

    This Sublease cannot be changed or terminated orally, but only by an instrument in writing executed by Sublandlord and Subtenant.

39. Partial Payment
    ---------------

    No payment by Subtenant or receipt by Sublandlord of a lesser amount than the correct Base Rent due hereunder shall be deemed to be other than a payment on account, nor shall any endorsement or statement on any check or letter accompanying any check or payment be deemed to effect or evidence an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance or pursue any other remedy in this Sublease or at law provided.

40. Partial Invalidity
    ------------------

    If any one of the provisions of this Sublease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the parties shall incorporate in this Sublease a lawful clause with similar and equivalent economic consequences so that the respective rights and obligations of the parties shall be maintained. Further, the remainder of this Sublease, or the application of such provision or provisions to persons or circumstances other than those to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

41. No Offer
    --------

    This Sublease is transmitted for examination only and does not constitute an offer to lease. This Sublease shall not be binding on either Party in any way unless and until it is duly executed and unconditionally delivered by both Parties.

42.  Prime Lease Conditions
     ----------------------

     Notwithstanding anything to the contrary contained in this Sublease, Sublandlord and Subtenant hereby agree as follows:

     (a)  Car Rental Space. Sublandlord and Subtenant hereby acknowledge and
          -----------------
          agree that in no event shall any of the obligations of Sublandlord with respect to the Car Rental Space be the responsibility of Subtenant hereunder.

     (b)  Prior Lease Obligations. Sublandlord and Subtenant hereby acknowledge
          ------------------------
          and agree that in no event shall Subtenant be liable or obligated in any way with respect to any of the Prior Lease Obligations of Sublandlord as set forth in Article 9 of the Prime Lease.

     (c)  HVAC Requirements. Sublandlord and Subtenant acknowledge and agree
          ------------------
          that in no event shall Subtenant be responsible for any costs arising out of the last sentence of Section 11.1.1 of the Prime Lease unless the failure of such HVAC to meet the HVAC Standard was caused solely and directly by the acts of Subtenant or its agents, contractors or employees.

     (d)  Day Care/Cafeteria Concerns. Sublandlord and Subtenant hereby
          ----------------------------
          acknowledge and agree that in no event shall Subtenant be obligated or liable in any way with respect to any obligations of Sublandlord arising in connection with the cafeteria, as set forth in Section
          11.1.11 of the Prime Lease or the day care center, as set forth in
          Section 11.1.12 of the Prime Lease. Notwithstanding the foregoing, in no event shall the foregoing limitations in this clause (d) limit or restrict the inclusion within Operating Expenses (as defined under the Prime Lease) of any costs related to such day care facility or cafeteria facility for the purposes of calculating Additional Rent.

     (e)  Generator Space. Sublandlord hereby covenants and agrees that the
          ----------------
          backup generator servicing the Data Center space (as defined in the Prime Lease) shall serve and benefit the Subtenant's fixtures and equipment located in said Data Center space, at no additional cost or expense to Subtenant other than its pro rata share (such pro rata share is based on a fraction, the numerator of which is the square footage of the Data Center space occupied by Subtenant from tie to time and the denominator of which is the total square footage of the Data Center space) of the reasonable actual out-of-pocket costs and expenses incurred by Sublandlord to operate such generator for the Data Center space. In connection with the foregoing, Sublandlord hereby represents, warrants, covenants and agrees that all of the fixtures and equipment located within said Data Center space, whether owned by Sublandlord or Subtenant, shall receive the benefits of the electricity generated by such backup generator in a nondiscriminatory fashion.

     (f)  Fee of Prime Landlord. Sublandlord hereby acknowledges and agrees that
          ----------------------
          in no event shall Subtenant be responsible for any costs or expenses payable to Master Landlord in connection with Master Landlord's approval of this Sublease.

     (g)  Financial Statements. Sublandlord and Subtenant acknowledge and agree
          ---------------------
          that in no event shall the provisions of Section 34.14 of the Prime Lease be applicable to Subtenant or its occupancy of the Subleased Premises.

     (h)

     IN WITNESS WHEREOF, the Parties hereto have caused this Sublease to be signed and sealed as of the day and year first above written.


                                        BUDGET RENT A CAR CORPORATION, a
                                        Delaware corporation
                                                             Sublandlord

                                        By:    /s/ PETER WEMPLE
                                              ---------------------------------

                                        Date: August 25, 1999
                                              ---------------------------------

                                        DIVINE INTERVENTURES, Inc., a Delaware
                                        corporation
                                                                     Subtenant

                                        By:   /s/ R.W. POWELL
                                              ---------------------------------

                                        Date: August 13, 1999
                                              ---------------------------------

                                   Exhibit A

                                  PRIME LEASE

                                   EXHIBIT B

                                  FLOOR PLAN

                                   EXHIBIT C

                         IRREVOCABLE LETTER OF CREDIT


BANK OF AMERICA, N.A. HAS PREPARED THIS DRAFT UPON REQUEST AND BASED ON INFORMATION SUPPLIED TO IT. NO REPRESENTATION OR COMMITMENT IS MADE BY BANK OF AMERICA, N.A., REGARDING THE ACCURACY OR SUITABILITY OF THIS DRAFT FOR ITS INTENDED PURPOSE OR THE WILLINGNESS OF NATIONSBANK TO ISSUE A LETTER OF CREDIT IN THIS OR ANY OTHER FORM.

IF THIS LANGUAGE FOR THE STANDBY LETTER OF CREDIT IS TO BE USED THEN THE OBLIGOR/APPLICANT MUST SIGNIFY THEIR APPROVAL BY SIGNING-OFF ON THIS EXHIBIT, MARKING "ISSUE AS PER ATTACHED EXHIBIT "A" AND ATTACH IT TO THE STANDBY LETTER
                               -----------
OF CREDIT APPLICATION.

           EXHIBIT "A"
           -----------

     APPROVED AS ISSUED BY

  COMPANY: X________________________________________    X____________
           Authorized Signature of Obligor/Applicant    Date
--------------------------------------------------------------------------------

BANK OF AMERICA, N.A.

ISSUE DATE:  ____________________

IRREVOCABLE LETTER OF CREDIT NO. _____________

BENEFICIARY:
BUDGET RENT A CAR CORPORATION
4225 NAPERVILLE ROAD
LISLE, ILLINOIS 60525

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. ____________ IN BENEFICIARY'S FAVOR FOR THE ACCOUNT OF DIVINE INTERVENTURES, INC., ______________________________________________ (ADDRESS) UP TO THE AGGREGATE SUM
OF USD _____________________________________________ (AMOUNT IN WORDS) EXPIRING
ON ____________________ AT THE COUNTERS OF BANK OF AMERICA, N.A., DALLAS, TEXAS AVAILABLE BY PAYMENT AGAINST BENEFICIARY'S SIGHT DRAFT DRAWN ON BANK OF AMERICA, N.A., ACCOMPANIED BY THE FOLLOWING DOCUMENT(S):

1. A WRITTEN STATEMENT PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF BUDGET RENT A CAR CORPORATION WITH THE FOLLOWING WORDING:

     "I, THE UNDERSIGNED, AN AUTHORIZED REPRESENTATIVE OF BUDGET RENT A CAR CORPORATION HEREBY CERTIFY THAT DIVINE INTERVENTURES, INC. HAS DEFAULTED UNDER THAT CERTAIN LEASE AGREEMENT DATED _________________ BETWEEN BUDGET RENT A CAR CORPORATION AND DIVINE INTERVENTURES, INC., THEREFORE USD __________________________ IS NOW DUE AND PAYABLE TO US."

2.   THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT NUMBER __________.

SPECIAL CONDITIONS:

PARTIAL DRAWINGS ARE PERMITTED.

THIS LETTER OF CREDIT IS SUBJECT TO THE 1993 REVISION OF THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS OF THE INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 500).

WE HEREBY ENGAGE WITH YOU THAT DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED UPON REPRESENTATION TO BANK OF AMERICA, N.A., LETTERS OF CREDIT DEPT., 901 MAIN STREET, 9/TH/ FLOOR, DALLAS, TEXAS 75202 ON OR BEFORE THE EXPIRATION DATE SHOWN ABOVE.

BANK OF AMERICA, N.A.

____________________________________
AUTHORIZED SIGNATURE

                                   EXHIBIT D

                                  BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that BUDGET RENT A CAR CORPORATION, a Delaware corporation ("Seller"), in consideration of the sum of Ten and No/100 Dollars ($10.00) lawful money of the United States, to Seller paid by DIVINE INTERVENTURES, INC., a Delaware corporation ("Buyer"), the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, transfer, and deliver unto Buyer the following goods and chattels set forth on the 4 South Inventory List attached hereto.

TO HAVE AND TO HOLD all and singular the goods and chattels to Buyer and its executors, administrators and assigns to their own use forever.

Said goods and chattels are hereby sold "as is", there are no representations or warranties, express or implied, and Buyer is responsible for removing said goods and chattels from Seller's premises.

Seller hereby covenants with Buyer that Seller is the lawful owner of said goods and chattels; that they are free from all encumbrances; that Seller has good right to sell the same as aforesaid; and that Seller will warrant and defend the same against the lawful claims and demands of all persons whomsoever.

IN WITNESS WHEREOF, Seller has executed these presents this 25/th/ day of August, 19___.

                                           BUDGET RENT A CAR CORPORATION

Witness:                                   By:_______________________________
                                                    Authorized Signatory

                                   EXHIBIT E

DIVINE INTERVENTURES, INC.


    MASTER LANDLORD NON-DISTURBANCE, RECOGNITION, ESTOPPEL AND ATTORNEMENT
                                   AGREEMENT

     This Non-Disturbance, Recognition, Estoppel and Attornment Agreement (this "Agreement") is made and entered into this _______ day of ___________________, 1999 by and among Dugan/Office, L.L.C., an Indiana limited liability company ("Master Landlord"), Budget Rent A Car Corporation, a Delaware corporation ("Sublandlord"), and Divine Interventures, Inc., a Delaware corporation ("Subtenant").

                                R E C I T A L S

     A. Master Landlord is the owner in fee of that certain real property located at 4225 Naperville Road in Lisle, Illinois, more particularly described in Exhibit "A" attached hereto (the "Property").
   -----------

     B. By Office Lease dated ________________, 1991 (the "Master Lease") by and between a predecessor in interest to Master Landlord and Sublandlord, Master Landlord leased certain premises (the "Premises) in the Property to Sublandlord, and Sublandlord leased the Premises from Master Landlord.

     C. Sublandlord and Subtenant have entered into, or are contemplating entering into, a sublease of all or a part of the Premises (the "Subleased Premises"). The sublease by and between Sublandlord and Subtenant shall be referred to herein as the "Lease."

     D. The parties desire, pursuant to the provisions set forth in this Agreement, (i) to assure to Subtenant possession of the Subleased Premises for the entire term of the Lease, even if Sublandlord defaults under the Master Lease or the Master Lease terminates before the expiration of the Lease, and
(ii) to confirm certain other agreements and covenants between Master Landlord, Sublandlord and Subtenant.

     NOW, THEREFORE, the parties agree as follows:

     1.   Master Landlord's Consent to Lease.  Master Landlord hereby consents
          ----------------------------------
to Sublandlord and Subtenant entering into the Lease, without waiver of the restriction, if any, in the Master Lease concerning further assignment or subletting; provided, Master Landlord hereby covenants and agrees that as to the Subtenant, in no event shall any of the Master Lease apply to Subtenant's use, occupancy, rights, or obligations under the Lease.

     2.   Attornment.  If, after the expiration of the applicable notice and
          ----------
cure period, Sublandlord fails to cure any default under the Master Lease and the Master Lease is terminated, or if the Master Lease terminates for any other reason, Master Landlord shall notify Subtenant in writing of such termination. Upon receipt of such written notice from Master Landlord, Subtenant shall attorn to Master Landlord and perform all of Subtenant's obligations under the Lease for the benefit of Master Landlord as if Master Landlord were the landlord under the Lease. So long as there remains no uncured default (beyond the expiration of the applicable notice and cure period) under the Lease, then (a) the Lease shall continue in full force and effect as a direct lease between Master Landlord and Subtenant upon, and subject to, all of the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, including any extensions therein provided; (b) Master Landlord shall continue to recognize the estate and rights of Subtenant created under the Lease; and (c) the terms of the Lease, and Subtenant's leasehold estate in the Subleased Premises, shall not then or thereafter be terminated, disturbed or adversely affected, except in accordance with the terms and provisions of the Lease.

     3.   Subtenant's Liability to Sublandlord.  From the date Subtenant attorns
          ------------------------------------
to Master Landlord, as provided in this Agreement, Subtenant shall not be further liable to Sublandlord for performance of its obligations under the Lease, and Sublandlord shall deposit with Master Landlord, immediately upon demand, any security deposit and other prepaid sums that Subtenant has paid to Sublandlord pursuant to the Lease that have not been delivered to Master Landlord.

     4.   Conditions of Master Landlord's Recognition and Subtenant's
          -----------------------------------------------------------
Attornment.  Master Landlord's obligation to recognize Subtenant's rights under
----------
the Lease, and Subtenant's obligation to attorn to Master Landlord, are subject to the following:

          (a) Master Landlord and Subtenant, from and after the date of recognition and attornment, shall have the same rights and remedies against each other as Sublandlord and Subtenant have against each other under the Lease. Notwithstanding the foregoing, Master Landlord shall not be (i) liable for any prior default of any landlord under the Lease (including Sublandlord); provided, however, that in the event the Master Lease is terminated and the Lease becomes a direct lease between Master Landlord and Subtenant, Master Landlord agrees to cure any continuing default under the Lease within the applicable notice and cure periods set forth therein, following written notice to Master Landlord of such continuing default; or (ii) subject to any offsets or defenses which have accrued prior to the date the Lease becomes a direct lease between Master Landlord and Subtenant (except to the extent that Master Landlord has received notice of the default of Sublandlord which gave rise to such offset or defense and provided the same opportunity to cure such default as provided to Sublandlord under the Lease). Master Landlord shall not be bound by any prepaid rent, security deposit or other prepaid sum that Subtenant has paid in advance to Sublandlord, except to the extent such sum is paid over by Sublandlord to Master Landlord. Furthermore, Master Landlord shall not be liable for the construction of any improvements required under the Lease to be performed by Sublandlord.

     5.   Notice of Default.  Master Landlord hereby covenants and agrees that
          -----------------
it shall provide to Subtenant a copy of any notice served upon Sublandlord with respect to the Premises. In connection therewith, Master Landlord hereby acknowledges and agrees that pursuant to the provisions of the Lease Subtenant has the right (but not the obligation) to cure any such default of Sublandlord under the Lease and Master Landlord hereby agrees that if such cure of said default is provided by Subtenant that Master Landlord shall accept said cure.

     6. Estoppel.  Master Landlord hereby represents and warrants as to the
        --------
following: (a) the Master Lease is in full force and effect, and there are no other promises, agreements, understandings or commitments between Master Landlord and Sublandlord relating to the Premises; and (b) neither Master Landlord nor Sublandlord are in default under the Master Lease and no events have occurred which with the passage of time or the giving of notice, or both, would constitute such a default under the Master Lease.

     7.   Parking.  Master Landlord hereby covenants and agrees that throughout
          -------
the term of the Lease it shall provide to Subtenant ten (10) reserved executive parking spaces in the heated parking garage of the Building, at no cost or expense to Subtenant or its agents, contractors, employees or invitees.

     8.   Option to Extend.  Master Landlord and Subtenant hereby acknowledge
          ----------------
and agree that Subtenant has been provided no option to extend or renew the term of the Lease by Sublandlord. However, Master Landlord hereby covenants and agrees that upon the expiration of the term of the Lease it shall extend the term of the Lease for one (1) period of five (5) years thereafter upon the same terms and conditions as contained in the Lease except as follows: (i) the Base Rent (as defined in the Lease) to be paid by Subtenant to Master Landlord for such extension term shall be equal to the Market Rent (as defined in the Prime Lease) for such period of time and the determination of such Market Rent as between Subtenant and Master Landlord shall take place as set forth in the Prime Lease, with such modifications to said process to conform to the Lease, (ii) Subtenant shall be required to provide notice of its exercise of its option to extend the term of the Lease to Master Landlord not less than one hundred eighty
(180) days following the expiration of the initial term of the Sublease, time being of the essence, and (iii) Subtenant shall have no right to exercise its option to extend the term of the Lease as set forth herein if at the time Subtenant exercises such option it is in default under the terms of the Lease beyond applicable notice and cure periods. In connection with the foregoing exercise of an option to extend the term of the Sublease, Master Landlord, Sublandlord and Subtenant hereby acknowledge and agree that for all intents and purposes Sublandlord's right to demise that portion of the Premises which is considered Subleased Premises hereunder shall terminate and during such option period the Lease shall be considered a direct Lease between Master Landlord, as landlord, and Subtenant, as tenant, upon the same terms and conditions set forth therein except as may be modified as set forth in this paragraph.

     9.   Master Lease Issues.  In connection with certain of the provisions of
          -------------------
the Master Lease, Master Landlord, Sublandlord and Subtenant hereby agree as follows: (i) Master Landlord has no security interest in any of the furniture, fixtures and/or equipment contained within the Subleased Premises which is currently owned by Sublandlord and which is to be conveyed by Bill of Sale to Subtenant; (ii) Master Landlord hereby acknowledges and agrees that in connection with Subtenant's demise of the Subleased Premises Subtenant is also being provided the right to use and occupy certain portions of the Data Center Space (as defined in the Master Lease) and Landlord hereby consents to same;
(iii) as of the date hereof, no portion of the Premises, including the Subleased Premises, have been used in a manner which exceeds the HVAC Standard (as defined in the Master Lease); and (iv) as of the date hereof Master Landlord hereby represents and warrants that no portion of the Subleased Premises contains any leasehold improvements that would be considered to be "Type B Nonstructural New Work" or any "Structural New Work" (each as defined in the Master Lease) which would be required to be removed by Subtenant upon the expiration of the term of the Lease.

     10.  Miscellaneous.
          -------------

          (a) No Effect on Master Lease.  Nothing in this Agreement shall be
              -------------------------
construed to affect or otherwise modify in any manner the provisions of the Master Lease between Master Landlord and Sublandlord, or to waive any right that Master Landlord may now or hereafter have against Sublandlord by reason of or in connection with the Master Lease.

          (b) Attorneys' Fees.  Should any action or proceeding be commenced to
              ---------------
enforce any of the provisions of this Agreement or in connection with its meaning, the prevailing party in such action shall be awarded, in addition to any other relief it may obtain, its reasonable costs and expenses, not limited to taxable costs and reasonable attorneys' fees.

          (c) Notice.  All notices which may or are required to be sent under
              ------
this Agreement shall be in writing and shall be sent by first-class certified U.S. mail, postage prepaid, return receipt requested, and sent to the party at the address appearing below or such other address as any party shall hereafter inform the other party by written notice given as set forth above:

                    Subtenant:   Divine Interventures, Inc.
                                 4225 Naperville Road
                                 Lisle, Illinois 60532
                                 Attention: Rick Powell

                  Sublandlord:   Budget Rent A Car Corporation
                                 4225 Naperville Road
                                 Lisle, Illinois 60532
                                 Attention: Peter Wemple

              Master Landlord:   Dugan/Office, L.L.C.
                                 4225 Naperville Road
                                 Lisle, Illinois 60532
                                 Attention: Steven Holmberg

All notices delivered as set forth above shall be deemed effective three (3) days from the date deposited in the U.S. mail.

          (d) Successors.  This Agreement shall inure to the benefit of and be
              ----------
binding upon the parties hereto, their successors in interest, heirs and assigns and any subsequent owner of the Property.

          (e) Governing Law.  This Agreement shall be governed by, and construed
              -------------
in accordance with, the laws of the state in which the Property is located.

          (f) No Modification Unless in Writing.  This Agreement contains all of
              ---------------------------------
the agreements and understandings between the parties regarding the subject matter hereof, and supersedes any and all prior agreements and understandings between Sublandlord, Subtenant and Master Landlord. This Agreement shall not be amended, changed or modified in any way unless in writing executed by the party against whom the amendment is sought to be enforced. Sublandlord, Subtenant and Master Landlord shall not be deemed to have waived or released any of their rights hereunder unless the waiver or release is in writing executed by the party against whom the waiver or release is sought to be enforced.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              MASTER LANDLORD:


                              DUGAN/OFFICE, L.L.C., an Indiana limited liability company

                              By: Duke-Weeks Realty Limited Partnership, an Indiana limited partnership, its member

                                   By:  Duke-Weeks Realty Corporation, an
                                        Indiana corporation, its general partner

                                        By:_____________________________
                                              Steven B. Holmberg
                                              Senior Vice President
                                              Chicago Office

                              SUBLANDLORD:

                              BUDGET RENT A CAR CORPORATION, a
                              Delaware corporation

                              By:   _________________________
                              Name: _________________________
                              Title:  _______________________


                              SUBTENANT:

                              DIVINE INTERVENTURES, INC., a Delaware corporation

                              By:____________________________
                              Name: _________________________
                              Title:  _______________________

ACKNOWLEDGMENT OF MASTER LANDLORD:
----------------------------------

STATE OF _____________  )
                        ) (S)
COUNTY OF ___________   )

     On ________________________, 1999, before me, ________________________, a
Notary Public, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity on behalf of which the person acted, executed this instrument.

     WITNESS my hand and official seal.



                        Notary Public in and for the state and county aforesaid

                        Printed or typed name of Notary Public

                        My Commission Expires:

ACKNOWLEDGMENT OF SUBLANDLORD:
------------------------------

STATE OF _____________  )
                        ) (S)
COUNTY OF _________     )

     On ________________________, 1999, before me, ________________________, a
Notary Public, personally appeared ______________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity on behalf of which the person acted, executed this instrument.

     WITNESS my hand and official seal.



                        Notary Public in and for the state and county aforesaid

                        Printed or typed name of Notary Public

                        My Commission Expires:

ACKNOWLEDGMENT OF SUBTENANT:
----------------------------

STATE OF            )
                    ) (S)
COUNTY OF           )

     On ________________________, 1999, before me, ________________________, a
Notary Public, personally appeared __________________, personally known to me and acknowledged to me that he executed the same as _______________________ of _________________________., a ______________________, and that by his signature on the instrument the person, or the entity on behalf of which the person acted, executed this instrument.

     WITNESS my hand and official seal.



                    Notary Public in and for the state and county aforesaid

                    Printed or typed name of Notary Public

                    My Commission Expires:

                                  EXHIBIT "A"
                                  -----------

                               LEGAL DESCRIPTION
                               -----------------























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